Exhibit 99.2

The following unaudited pro forma financial statements of Transax International Limited (“TNSX”) are based on, and should be read in conjunction with:

1.
TNSX’s audited financial statements for the fiscal year ended December 31, 2010, its unaudited financial statements for the quarter ended September 30, 2011 and the related notes thereto, which are incorporated by reference into this Current Report on Form 8-K;

2.
The audited financial statements of Shantou Big Tree Toys Co., Ltd. (“BT Shantou”) for the years ended December 31, 2010 and 2009, the unaudited consolidated financial statements of Big Tree International Co., Limited, a Brunei Company, ("BT Brunei") and BT Shantou, collectively referred to as "Big Tree", for the nine months ended September 30, 2011 and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" for such periods, all of which appear in sections of this report.

The pro forma financial statements give effect to the reverse acquisition and recapitalization of TNSX and the consolidation of BT Brunei and BT Shantou, as a wholly owned subsidiary, as well as the additional shares of convertible preferred stock in conjunction with the reverse acquisition and recapitalization, as if the transaction had taken place on the date or at the beginning of the periods presented. The convertible preferred stock was accounted for as equity in accordance with Financial Accounting Standards Board ("FASB"), Accounting Standard Codification ("ASC") 505 as they provide for automatic conversion into our common shares after giving effect to a 1 for 700 reverse share split ( the "Reverse Stock Split").

In addition, on December 30, 2011, TNSX shareholder, Stephen Walters assigned $538,313 of debt to CDII, which was converted into 520,000 shares of Series B preferred stock and will, in turn, will be converted into 520,000 shares of TNSX common stock after giving effect to a 1 for 700 reverse share split. Other $310,566 debt was exchanged to 300,006 shares of same class of convertible preferred stock.

The unaudited pro forma financial statements of TNSX are for informational purposes only, are not indications of future performance, and should not be considered indicative of actual results that would have been achieved had the recapitalization transactions actually been consummated on the date or at the beginning of the periods presented.

TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
PROFORMA CONSOLIDATED BALANCE SHEET
September 30, 2011

	Transax International Historical	Big Tree Historical	Pro Forma Adjustments		Pro Forma Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$38,942	$139,742			178,684.00
Accounts receivable		3,901,546			3,901,546.00
Inventories		221,005			221,005.00
Other receivable		225,995			225,995.00
Prepaid taxes		36,099			36,099.00
Prepaid expenses and other assets	$277	116,601			116,878.00
Total current assets	39,219	4,640,988			4,680,207
					-
Property and equipment, net	328	39,487			39,815
Intangible assets, net		14,239			14,239
Total assets	$39,547	$4,694,714	$-		$4,734,261
					-
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:					-
Loans payable - related party	$98,376				$98,376
Convertible loan - related party	$149,555				149,555
Accounts payable and accrued expenses	22,580	800,319			822,899
Advance from customers		901,905			901,905
Salary payable		30,133			30,133
Other payable		398,420			398,420
Taxes payable		21,777			21,777
Due to related parties	614,337	1,098,591	(848,878)	(a)	864,050
Total current liabilities	884,848	3,251,145	(848,878)		3,287,115
					-
Total Liabilities	884,848	3,251,145	(848,878)		3,287,115
					-
SHAREHOLDERS' EQUITY:					-
Common stock	961				$961
Additional paid-in capital	9,821,550	697,045	(9,818,934)	( c)	699,661
(Accumulated deficit ) Retained earning	(10,667,812)	677,188	10,667,812	(b)	677,188
Accumulated other comprehensive income		69,336			69,336
Total shareholders' equity	(845,301)	1,443,569	848,878		1,447,146

Total liabilities and equity	$39,547	$4,694,714	$-		$4,734,261

(a)
Represents $538,313 due to related party assigned by the debt holder to China Direct Investment, Inc. ("CDII"), which has been converted to Series B Convertible Preferred Stock, and will then converted to 520,000 shares of TNSX common shares after giving effect to a 1 for 700 reverse stock split. Also represents other $310,566 debt exchanged to same class of convertible preferred stock.

(b)	Represents elimination of TNSX accumulated deficit by charging to additional paid in capital to reflect the recapitalization of Big Tree.
(c )
Represents: (1) $538,313 of Series B Convertible Preferred Stock as explained in note (a) above, and (2) a charge of $10,667,812 to eliminate the accumulated deficit of TNSX.
The adjustment also includes 6,500,000 shares of Series C Preferred Stock issued to BT Hong Kong as the recapitalization, and 2,542,777 shares of Series B preferred stock issued to CDII as consulting fee. The Series C Convertible Preferred Stock will automatically be converted into same number of TNSX common stock after giving effect to a 1 for 700 reverse split. The Series B Convertible Preferred Stock are valued at $1.75 per share based on the quoted TNSX common stock price on December 30, 2011, on the closing date. The Series B Convertible Preferred Stock was accounted for as increase in additional paid in capital as the cost of the recapitalization was charged to additional paid in capital.

TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

	Transax International Limited Historical	Big Tree Historical	Pro Forma Adjustments		Pro Forma Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Net revenues		$17,137,266			$17,137,266
Cost of sales		15,111,298			15,111,298
Gross profit	-	2,025,968			2,025,968
					-
Operating expenses:					-
Selling expenses		91,529			91,529
General and administrative	195,157	716,999			912,156
Total operating expenses	195,157	808,528	-		1,003,685
					-
Operating income (loss)	(195,157)	1,217,440	-		1,022,283
					-
Other income (expenses):					-
Foreign currency exchange gain (loss)	(14,285)				(14,285)
Gain from derivative liability	485,563				485,563
Registration rights penalty recovery	160,000				160,000
Interest expense - related party	(27,087)				(27,087)
Other income (expense)		17,088			17,088
Interest income		193			193
Total other income (expenses)	604,191	17,281	-		621,472
					-
Net income from continuing operations before income taxes	409,034	1,234,721	-		1,643,755
					-
Discontinued operations:					-
Gain from sale of discontinued operation	8,706,785				8,706,785
Loss from discontinued operations	(538,872)				(538,872)
Total income from discontinued operations	8,167,913	-			8,167,913
Income before income taxes	8,576,947	1,234,721			9,811,668

Income taxes		(20,199)			(20,199)

Net income	8,576,947	1,214,522	-		9,791,469
					-
Convertible preferred stock dividends	(24,833)				(24,833)
					-
Net income allocatable to common stockholders	$8,552,114	$1,214,522	$-		$9,766,636

Net income per common share (Basic)
Income from continuing operation	$0.00				$0.02
Income from discontinued operations	$0.09				$0.09
	$0.09				$0.10

Net income per common share (Diluted)
Incomefrom continuing operation	$0.00				$0.00
Income from discontinued operations	$0.02				$0.00
	$0.02				$0.00

Weighted average shares outstanding
Basic	96,078,960				96,078,960
Diluted	484,559,179		6,903,932,000	(a)	7,388,491,179

(a)
Represents the dilution effect from shares of TNSX convertible preferred stock issued in conjunction with the reverse acquisition on the closing date, Which includes:
(1) 4,550,000,000 additional shares from the convertible preferred stock issued to Big Tree shareholder, Lins International.
(2) 1,779,920,800 additional shares from the convertible preferred stock issued to CDII as consulting fee for the recapitalization, and
(3) 574,011,200 additional shares from the convertible preferred stock issued to former debt holders to exchange for their debt right.
NOTE: All the additional shares above are calculated before the expected 1 for 700 reverse stock split because the expected reverse stock split has not occurred as of the recapitalization closing date.

TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010

	Transax International Limited Historical	Big Tree Historical	Pro Forma Adjustments		Pro Forma Consolidated
					(Unaudited)
Net revenues		$2,731,470			$2,731,470
Cost of sales		2,533,951			2,533,951
Gross profit	-	197,519			197,519
					-
Operating expenses:					-
Selling expenses		83,936			83,936
General and administrative	338,152	194,172			532,324
Total operating expenses	338,152	278,108	-		616,260
					-
Net loss from continuing operations before income taxes	(338,152)	(80,589)	-		(418,741)
					-
Other income (expenses):					-
Foreign currency exchange gain (loss)	16,728				16,728
Gain from derivative liability	142,524				142,524
Gain from forfeiture of deposit on sale of subsidiary	937,700				937,700
Interest expense - related party	(58,710)				(58,710)
Other income (expense)		(7,152)
Interest income		396
Total other income (expenses)	1,038,242	(6,756)	-		1,031,486
					-
Net income (loss) from continuing operations before income taxes	700,090	(87,345)	-		612,745
					-
Discontinued operations:					-
Gain from sale of discontinued operation					-
Loss from discontinued operations	(2,794,865)				(2,794,865)
Total loss from discontinued operations	(2,794,865)	-			(2,794,865)
Loss before income taxes	(2,094,775)	(87,345)			(2,182,120)

Income taxes		(7,212)			(7,212)

Net loss	(2,094,775)	(94,557)	-		(2,189,332)
					-
Convertible preferred stock dividends	(100,100)				(100,100)
					-
Net income (loss) allocatable to common stockholders	$(2,194,875)	$(94,557)	$-		$(2,289,432)

Net income (loss) per common share (Basic)
Income (loss) from continuing operation	$0.01				$0.01
Income (loss) from discontinued operations	$(0.03)				$(0.03)
Net income (loss) per common share	$(0.02)				$(0.02)

Net income (loss) per common share (Diluted)
Income (loss) from continuing operation	$0.00				$0.00
Income (loss) from discontinued operations	$(0.03)				$(0.00)
Net income (loss) per common share	$(0.03)				$(0.00)

Weighted common shares outstanding
Basic	92,005,723				92,005,723
Diluted (continuing operations)	1,200,589,473		6,903,932,000	(a)	8,104,521,473
Diluted (discontinued operations)	92,005,723		6,903,932,000	(a)	6,995,937,723

(a)
Represents the dilution effect from shares of TNSX convertible preferred stock issued in conjunction with the reverse acquisition on the closing date, Which includes:
(1) 4,550,000,000 additional shares from the convertible preferred stock issued to Big Tree shareholder, Lins International.
(2) 1,779,920,800 additional shares from the convertible preferred stock issued to CDII as consulting fee for the recapitalization, and
(3) 574,011,200 additional shares from the convertible preferred stock issued to former debt holders to exchange for their debt right..
NOTE: All the additional shares above are calculated before the expected 1 for 700 reverse stock split because the expected reverse stock split has not occurred as of the recapitalization closing date.